UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

Advanced Mineral Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

Dr. Bruce Stanley Butcher
Mr. Mark Balfour
Mr. Sergio Di Vincenzo
Mr. James Slade
Mr. Robert Pate

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On December 23, 2010, Dr. Bruce Butcher (the “Reporting Person”) filed Amendment No. 1 to his Schedule 13D (originally filed on November 2, 2010) (the “Schedule 13D”) with respect to the shares of common stock, par value $0.001 per share (the “Common Stock” ) of Advanced Mineral Technologies, Inc. (the “Issuer”), and disclosed the following:

“The Reporting Person’s plans and proposal have developed further from the description thereof that was included in the Schedule 13D as originally filed. The Reporting Person currently intends to solicit proxies from fewer than ten persons who own shares of the Issuer’s Common Stock to vote “FOR” the election of the Reporting Person’s proposed slate of five director nominees at the 2010 Annual Meeting. Further, the Reporting Person intends to attend, and vote his shares at, the 2010 Annual Meeting, while contesting any votes that the Issuer’s director nominees may receive from certain shares of the Issuer’s Common Stock and shares of the Issuer’s preferred stock that were issued between June and September 2010 that the Reporting Person has alleged in ongoing litigation were invalidly issued based on claims set forth in the complaints, including that the issuances of the stock (i) were made while the Issuer’s board of directors consisted only of three directors even though the Issuer’s By-laws require that the Issuer’s board of directors consist of five directors, and (ii) in the case of the preferred stock, were made without the requisite stockholder approval. In that respect, the Reporting Person has filed preliminary proxy soliciting materials with the SEC under and pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

On December 17, 2010, the Reporting Person filed an Application to Appoint Temporary Receiver and for Injunctive Relief Necessary to Receivership in the Second Judicial District Court of the State of Nevada in and for the County of Washoe with respect to the Issuer. In the Application, the Reporting Person requests that the court appoint an independent, non-bankruptcy-related receiver to oversee the Issuer’s business and affairs until a stockholder vote to elect a new board of directors can be held. The outcome of this action cannot be predicted.”

For purposes of this document, the term “2010 Annual Meeting” means the Issuer’s forthcoming annual meeting of stockholders which, pursuant to an Order issued by the Second Judicial District Court of the State of Nevada in and for the County of Washoe upon the Petition of the Reporting Person, as amended, originally was scheduled to be held on November 29, 2010, with a record date of October 26, 2010. The 2010 Annual Meeting was never held and, to the Reporting Person’s knowledge, the Issuer has not yet provided notice to its stockholders of a new date for the 2010 Annual Meeting.

In connection with the 2010 Annual Meeting, the Reporting Person and others considered participants in the Reporting Person’s solicitation will file a definitive Proxy Statement and other materials with the SEC. THE REPORTING PERSON AND THE OTHER PARTICIPANTS URGE THE ISSUER’S STOCKHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REPORTING PERSON AND THE OTHER PARTICIPANTS, THE 2010 ANNUAL MEETING AND THE SLATE OF DIRECTORS PROPOSED BY THE REPORTING PERSON AND THE OTHER PARTICIPANTS FOR ELECTION AT THE 2010 ANNUAL MEETING. Stockholders will be able to obtain free copies of the definitive Proxy Statement (when available) as well as other documents filed with the SEC containing information about the Reporting Person and the other participants, the 2010 Annual Meeting and the slate of directors proposed by the Reporting Person and the other participants for election at the 2010 Annual Meeting at http://www.sec.gov, the SEC’s free internet site. Furthermore, stockholders may obtain free copies of the Reporting Person and the other participants’ SEC filings by directing such request to XS Platinum Inc., Suite 515, 1424 Fourth Avenue, Seattle, WA 98101, Attention: Dr. Bruce Butcher or (206) 515-9999.

DETAILED INFORMATION REGARDING THE REPORTING PERSON AND THE OTHER PARTICIPANTS, INCLUDING THEIR IDENTITY, AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITIES HOLDINGS OR OTHERWISE, WILL BE SET FORTH IN THE DEFINITIVE PROXY STATEMENT AND OTHER MATERIALS TO BE FILED BY THE PARTICIPANTS WITH THE SEC IN CONNECTION WITH THE 2010 ANNUAL MEETING.